Exhibit 99.1

           America Service Group to Terminate Contract with
                  Florida Department of Corrections

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--Aug. 21, 2006--America Service Group Inc. (NASDAQ:ASGR) announced today that its primary operating subsidiary, Prison Health Services, Inc. (PHS), has formally delivered written notice to terminate its contract with the Florida Department of Corrections, effective November 20, 2006.
    As previously announced, the contract has underperformed financially, primarily due to a higher than anticipated volume of off-site hospitalization services required for this patient population. The Company had been in discussions with the Florida Department of Corrections as to potential alternatives that could improve the future financial performance of the contract. The Company's decision to terminate the contract was made only after diligent efforts on the part of both PHS and Florida Department of Corrections representatives to reach agreement on provisions that would allow the contract to continue on mutually beneficial terms.
    According to Michael Catalano, America Service Group chairman, president and chief executive officer, "The Company remains committed to providing quality clinical care and fulfilling all of its contract obligations during the remaining period of the contract. We are proud of our track record in delivering responsive services to the Florida Department of Corrections and plan to actively participate in future bid opportunities."

    America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

    Cautionary Statement

    This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

    -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

    -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

    -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

    -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

    -- risks arising from the possibility that we may be unable to collect accounts receivable;

    -- the Company's ability to retain existing client contracts and obtain new contracts;

    -- whether or not government agencies continue to privatize correctional healthcare services;

    -- the possible effect of adverse publicity on the Company's business;

    -- increased competition for new contracts and renewals of existing contracts;

    --  the Company's ability to execute its expansion strategies;

    -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

    --  the outcome of pending litigation;

    --  the Company's dependence on key personnel; and

    -- the Company's determination whether to repurchase shares under its stock repurchase program.

    A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.

    CONTACT: America Service Group Inc.
             Michael Catalano, 615-373-3100
             or
             Michael W. Taylor, 615-373-3100